SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018 (April 9, 2018)

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000
Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2018, RLJ Lodging Trust (the “Company”) announced that Ross H. Bierkan, the current President and Chief Executive Officer of the Company, who on April 9, 2018 informed the Board of Trustees of the Company (the “Board of Trustees”) of his retirement from the Company, effective at the end of his existing employment agreement on August 22, 2018, would be departing from the Company on such date.  The Company also announced that, in connection with Mr. Bierkan's retirement, the Board of Trustees had appointed Leslie D. Hale to serve as the Company’s President and Chief Executive Officer, effective August 22, 2018, upon Mr. Bierkan’s retirement. The Board of Trustees also announced that Mr. Bierkan will not stand for election at the Company’s 2018 Annual Meeting of shareholders (the “2018 Annual Meeting”), and that Ms. Hale will be nominated for election at the 2018 Annual Meeting.  Ms. Hale, 45, is currently the Company’s Chief Operating Officer, Chief Financial Officer and Executive Vice President.  The Company also announced it is working with an executive search firm and intends to make announcements with respect to the roles of Chief Operating Officer and Chief Financial Officer in the near term.

Prior to serving in her current roles at the Company, Ms. Hale served as Chief Financial Officer, Treasurer and Executive Vice President of the Company beginning in February 2013. Ms. Hale previously served as chief financial officer and senior vice president of real estate and finance of RLJ Development from 2007 until the formation of the Company, when she became the Company’s Chief Financial Officer, Treasurer and Senior Vice President. She previously was the vice president of real estate and finance for RLJ Development from 2006 to September 2007 and director of real estate and finance from 2005 until her 2006 promotion. In these positions, Ms. Hale was responsible for the finance, tax, treasury and portfolio management functions as well as executing all real estate transactions. From 2002 to 2005, she held several positions within the global financial services division of General Electric Corp., including as a vice president in the business development group of GE Commercial Finance, and as an associate director in the GE Real Estate strategic capital group. Prior to that, she was an investment banker at Goldman, Sachs & Co. Ms. Hale received her Bachelor of Business Administration degree from Howard University and her Master of Business Administration degree from Harvard Business School. Ms. Hale has served on the board of directors of Macy’s Inc. (NYSE: M) (“Macy’s”) since January 2015 and currently serves on the Audit and Finance Committees of Macy’s board of directors and is a member of the Howard University board of trustees.

A copy of the press release announcing the appointment and retirement described above is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is filed as part of this report:

Exhibit Number	Description
99.1	Press Release, dated April 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: April 13, 2018	By:	/s/ Frederick D. McKalip
Frederick D. McKalip Senior Vice President and General Counsel